SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 16, 2013

Guidance Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33197	95-4661210
(Commission File Number)	(IRS Employer Identification No.)

215 North Marengo Avenue, Pasadena, CA	91101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 626-229-9191

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The 2013 annual meeting of shareholders of Guidance Software, Inc. (the “Company”) was held on May 16, 2013. As of the record date for the meeting, the Company had 28,166,689 shares of common stock outstanding, each of which is entitled to one vote. The voting tabulation was as follows:

Eligible votes : 28,166, 689
Shares voted : 25,954,225
Percentage of eligible shares voted: 92.15%
Proxies Cast: 142

All of the nominees for director listed in Proposal 1 of the Company’s Definitive Proxy Statement (the “Proxy Statement”), filed with the Securities and Exchange Commission on April 5, 2013, were elected as follows:

Director	Vote Type	Voted	Voted (%)	Outstanding (%)
Shawn McCreight	FOR	21,928,798	99.31	77.86
	WITHHELD	153,376	0.69	0.54
	NON VOTES	3,872,051		13.75
Victor Limongelli	FOR	21,947,982	99.39	77.92
	WITHHELD	134,192	0.61	0.48
	NON VOTES	3,872,051		13.75
Jeff Lawrence	FOR	21,883,608	99.10	77.70
	WITHHELD	198,566	0.90	0.70
	NON VOTES	3,872,051		13.75
Kathleen O’Neil	FOR	21,751,480	98.50	77.23
	WITHHELD	330,694	1.50	1.17
	NON VOTES	3,872,051		13.75
Christopher Poole	FOR	21,908,346	99.21	77.78
	WITHHELD	173,828	0.79	0.62
	NON VOTES	3,872,051		13.75
Stephen Richards	FOR	21,884,108	99.10	77.70
	WITHHELD	198,066	0.90	0.70
	NON VOTES	3,872,051		13.75
Robert van Schoonenberg	FOR	21,883,308	99.10	77.69
	WITHHELD	198,866	0.90	0.71
	NON VOTES	3,872,051		13.75

Proposal 2 of the Proxy Statement, ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2013, was approved by the following vote:

Proposal	Vote type	Voted	Voted (%)	Outstanding(%)
	For	25,563,489	98.50	90.77
ACCOUNTANTS	Against	389,847	1.50	1.38
	Abstain	889	.00	.00
	Non Votes	0	.00	.00

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guidance Software, Inc.
(a Delaware Corporation)

/S/ Mark E. Harrington
General Counsel and Corporate Secretary

May 17, 2013